Exhibit 23.3

Consent of Independent Auditor

Colonial American Bank

Philadelphia, Pennsylvania

We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Amendment No. 3 to the Registration Statement on Form S-4 (No 333-203473) of OceanFirst Financial Corp. of our report dated March 19, 2015, relating to the financial statements of Colonial American Bank as of December 31, 2014 and 2013, and for the years then ended.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

June 5, 2015